Exhibit 99.1

Adagio Therapeutics Announces Corporate Name Change to Invivyd

•	New name reflects Company focus on leveraging its integrated discovery platform to generate anti-viral antibodies that transcend the limits of naturally occurring immunity

•	The Invivyd corporate mission is to provide antibody solutions that provide superior protection against viral diseases, starting with COVID-19

•	Company’s shares to trade under new ticker symbol “IVVD” starting on September 13

WALTHAM, MASS; September 12, 2022 – Adagio Therapeutics, (Nasdaq: ADGI), a clinical-stage biopharmaceutical company on a mission to protect humanity from serious viral respiratory diseases, announced today that the Company has changed its name to Invivyd. This new name reflects the Company’s strategy for leveraging its integrated discovery platform to develop and commercialize antibodies that transcend the limits of the human immune system to better prevent and treat infectious respiratory viral diseases, beginning with COVID-19. In conjunction with the name change, the Company will begin trading under the new ticker symbol “IVVD” on the Nasdaq Global Market at market open on September 13, 2022.

“I’m excited for our new name as it reflects our commitment to advancing antibody solutions to overcome limitations in both the immune system and existing COVID-19 treatments,” said David Hering, Invivyd’s chief executive officer. “Our team understands how viruses are constantly evolving to exploit the limitations of the human immune system. Invivyd leverages a platform we believe is nimble enough to target a virus that will continue to change, and durable enough to increase the probability of providing a longer period of protection than other antibody solutions. Our goal is to change the paradigm for combatting viral infection by delivering rapid and lasting antibody immunity to protect the general public and ensure vulnerable populations are never left behind.”

Invivyd (pronounced “in-viv-id”) has best-in-class antibody discovery and development capabilities working at the intersection of evolutionary virology, predictive modeling, and antibody engineering. The company’s discovery platform is designed with the aim of providing better solutions to protect the vulnerable with antibodies engineered to be superior to naturally occurring human antibodies.

“Now, three years into the human experience with SARS-CoV-2, it is more clear than ever that we need more durable, more effective prevention and treatment than can be achieved through the human immune response,” said Laura Walker, Ph.D., co-founder and chief scientific officer of Invivyd. “Invivyd has a powerful, best-in-class integrated discovery platform aimed at identifying and developing high quality molecules as viral evolution demands. I am thrilled with the opportunity to deploy our considerable expertise and resources toward providing ongoing protection to people in need.”

Beyond COVID-19 the company has multiple antibody candidates in discovery stage for prevention of seasonal influenza.

Marc Elia, chairman of the Invivyd Board of Directors commented, “Viral respiratory diseases, including COVID-19, present unique challenges and impose an unacceptable burden on humankind. We are delighted to launch an enhanced corporate identity following a period of change that positions Invivyd to create a meaningful impact for the company’s stakeholders using its best-in-class integrated discovery platform and internal capabilities.”

Along with the new name, the Company has adopted a new logo and refreshed its corporate website to reflect the company’s strategy moving forward. Visit www.invivyd.com to learn more.

About Invivyd

(Nasdaq: IVVD)

Invivyd, formerly Adagio Therapeutics (Nasdaq: ADGI), is a biopharmaceutical company on a mission to protect humanity from serious viral respiratory diseases. The company is developing antibodies to transcend the limits of naturally occurring immunity and provide superior protection from viral diseases, beginning with COVID-19. Invivyd’s technology works at the intersection of evolutionary virology, predictive modeling, and antibody engineering, and is designed to identify high-quality, long-lasting antibodies with a high barrier to viral escape. The company is generating a robust pipeline of products for use in both prevention and treatment of disease. Invivyd’s most advanced pipeline candidate is adintrevimab, an investigational monoclonal antibody which has demonstrated clinically meaningful results in global Phase 3 clinical trials against multiple variants of concern for the prevention and treatment of COVID-19. Adintrevimab is not approved for use in any country. The safety and efficacy of adintrevimab have not been established. The company also has multiple discovery stage candidates for the prevention of seasonal influenza. Visit www.invivyd.com to learn more.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “could,” “expects,” “intends,” “potential,” “projects,” and “future” or similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements include statements concerning, among other things, the future of the COVID-19 landscape including the expectation of continued evolution and emergence of new variants and subvariants; our ongoing research and clinical development plans and the timing thereof; our plans to advance adintrevimab or other early stage candidates as a potential prophylaxis and treatment option for COVID-19, including disease caused by most variants, as either a single or combination agent; the potential for adintrevimab to demonstrate activity against predominant SARS-CoV-2 variant(s) in the U.S. and globally; our plans, technology and resources to develop therapeutic or preventative options for other infectious diseases, such as additional coronaviruses and seasonal influenza, in the U.S. and globally; and other statements that are not historical fact.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from the results described in or implied by the forward-looking statements, including, without limitation: the impacts of the COVID-19 pandemic on our business and those of our collaborators, our clinical trials and our financial position; unexpected safety or efficacy data observed during preclinical studies or clinical trials; the predictability of clinical success of adintrevimab or other pipeline candidates or combination of candidates based on neutralizing activity in pre-clinical studies; variability of results in models used to predict activity against SARS-CoV-2 variants of concern; clinical trial site activation or enrollment rates that are lower than expected; changes in expected or existing competition; changes in the regulatory environment; the uncertainties and timing of the regulatory approval process, including the outcome of our discussions with regulatory authorities concerning our clinical trials; whether adintrevimab or any other pipeline candidate or combination of candidates is able to demonstrate activity against predominant SARS-CoV-2 variant(s) in the U.S. and globally; whether we are able to successfully submit an emergency use authorization in the future, and the outcome of any such emergency use authorization submission; whether research and development efforts will improve efficacy of adintrevimab against predominant variants or identify additional monoclonal antibodies or combination of antibodies for the prevention and treatment of COVID-19 and other infectious diseases; whether research and development efforts will identify and result in safe and effective therapeutic or preventative options for other infectious diseases in the U.S. or globally and whether we have adequate funding to meet future operating expenses and capital expenditure requirements. Other factors that may cause our actual results to differ materially from those expressed or implied in the forward-looking statements in this press release are described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, each filed with the Securities and Exchange Commission (the “SEC”), and in our other filings with the SEC, and in Invivyd’s future reports to be filed with the SEC and available at www.sec.gov. Such risks may be amplified by the impacts of the COVID-19 pandemic. Forward-looking statements contained in this press release are made as of this date, and Invivyd undertakes no duty to update such information whether as a result of new information, future events or otherwise, except as required under applicable law.

This press release contains hyperlinks to information that is not deemed to be incorporated by reference in this press release.

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Contacts

Media Contact:

Tony Berry, Evoke Canale

774-317-0422

anthony.berry@evokegroup.com

Investor Contact:

Chris Brinzey, ICR Westwicke

339-970-2843

chris.brinzey@westwicke.com